As filed with the Securities and Exchange Commission on May 24, 2010
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
RXi PHARMACEUTICALS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
60 Prescott Street
Worcester, MA 01605
(508) 767-3861
(Address, including zip code, and telephone number, including area code, of principal executive offices)
Noah D. Beerman
President and Chief Executive Officer
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01605
(508) 767-3861
(Name, address, including zip code, and telephone
number, including area code, of agent for service)

Please send copies of all communications to:
Marc A. Rubenstein, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000
Approximate date of commencement of proposed sale to the public: From time to time after the effectiveness of the Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of each class of securities to be registered	Registered	Per Share	Offering Price	Fee
Common Stock, $.0001 par value per share	5,093,881 shares	$4.31(1)	$21,954,627	$1,565.36

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices as reported on the Nasdaq Capital Market on May 19, 2010.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION
Dated May 24, 2010
RXI PHARMACEUTICALS CORPORATION
5,093,881 Shares of Common Stock
     CytRx Corporation (“CytRx”) is offering to sell up to 5,093,881 shares of our common stock, which we refer to in this prospectus as the “Shares.” You should read this prospectus together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.
     CytRx may offer the Shares from time to time to or through brokers, dealers or other agents, or directly to other purchasers, in one or more market transactions or private transactions at prevailing market or at negotiated prices. Brokers or dealers effecting transactions in the Shares should confirm that the Shares are registered under applicable state law or that an exemption from registration is available.
     We will not receive any proceeds from any sale of the Shares.
General Information
     Our common stock is traded on the Nasdaq Capital Market under the symbol “RXII.” On May 21, 2010, the closing price of our common stock was $3.97.
     Investing in our securities involves risks. Please see “Risk Factors” on page 5 and other information included and incorporated by reference in this prospectus, and in any applicable prospectus supplement, for a discussion of the factors you should consider carefully before deciding to purchase our securities.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is May      , 2010

ABOUT THIS PROSPECTUS
     The securities described in this prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). We are registering for resale up to 5,093,881 shares of our common stock owned by CytRx, which they may sell from time to time in accordance with this prospectus. You should read both this prospectus, including all documents incorporated herein by reference, together with additional information described under “Where You Can Find More Information” below.
     Neither we nor CytRx has authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and is delivered or securities are sold on a later date.
     Unless the context otherwise requires, “RXi,” the “Company,” “we,” “us,” “our” and similar names refer to RXi Pharmaceuticals Corporation.

THE COMPANY
Our Business
     We were incorporated as Argonaut Pharmaceuticals, Inc. in Delaware on April 3, 2006, changed our name to RXi Pharmaceuticals Corporation on November 28, 2006, and began operations in January 2007. We are a discovery-stage biopharmaceutical company pursuing proprietary therapeutics based on RNA interference, or “RNAi”, a naturally occurring cellular mechanism that has the potential to effectively and selectively interfere with, or “silence”, expression of targeted disease-associated genes. It is believed that this specific silencing can be used to potentially treat human diseases by “turning off” genes that lead to disease. While no therapeutic RNAi products have yet been approved, there has been significant growth in the field of RNAi development and potential therapeutic applications in this field. This growth is driven by the potential ability to use RNAi to rapidly develop lead compounds that specifically and selectively inhibit a target gene, many of which are undruggable by other modalities.
     By utilizing our expertise in RNAi and the comprehensive RNAi therapeutic platform that we have established, we believe we will be able to discover and develop lead compounds and progress them into and through clinical development for potential commercialization more efficiently than traditional drug development approaches.
     Our proprietary therapeutic platform is comprised of two main components:
•	Novel RNAi Compounds, referred to as rxRNA™ compounds, that are distinct from, and we believe convey significant advantages over classic siRNA (conventionally-designed “small interfering RNA” compounds), and offer many of the properties that we believe are important to the clinical development of RNAi-based drugs. We have developed a number of unique forms of rxRNA compounds, all of which have been shown to be highly potent both in vitro and in vivo. These RNAi compounds include rxRNAoriTM, rxRNAsoloTM and sd-rxRNATM, or “self delivering” RNA. Based on our research we believe that these different, novel siRNA configurations have various advantages for therapeutic use. These advantages include high potency, increased resistance to nucleases and off-target effects, and, in the case of the sd-rxRNA compounds, access to cells and tissues with no additional formulation required.

•	Advanced Delivery Technologies, may enable the delivery of our rxRNA compounds to treat a variety of acute and chronic diseases using both local and systemic approaches, potentially providing a competitive advantage in the development of many RNAi therapeutic compounds. RXi’s suite of delivery technologies is comprised of delivery vehicles, which can be combined with various rxRNA compounds, as well as sd-rxRNA compounds, which are chemically modified and have the unique property of entering cells and tissues to effect silencing without the need for any additional delivery vehicle. This suite of delivery technologies has broad applications for multiple therapeutic areas targeting both local and systemic applications.
•	Local Applications. An area of application of the RXi therapeutic platform which uses rxRNA compounds to target genes expressed in tissues that can be silenced by direct, local delivery. The numerous diseases common to tissues accessible by local delivery represent significant unmet medical needs and large market opportunities. Most of our initial targets are validated gene targets relevant in important biological pathways and are implicated in multiple diseases enabling us to leverage these targets and associated compounds across a broad array of therapeutic areas.

•	Systemic Applications. RXi has active internal efforts to advance the therapeutic platform to optimize robust systemic delivery to various tissues and organs of the body. In some cases, such as in targeting a treatment to the liver, the optimal route of administration is by systemic delivery. Efforts to improve the systemic delivery of RNAi compounds are currently ongoing, and these efforts are supported by internal activities targeting an undisclosed gene thought to be responsible for elevated cholesterol. We have also in-licensed intellectual property developed by Dr. Michael Czech (one of our scientific co-founders and scientific advisory board members) on genes that appear to be important regulators of metabolism, and continue to develop and validate this approach with these other potential target genes.
     We intend to use our RNAi therapeutic platform and our expertise in RNAi to identify lead compounds against multiple target genes, and advance them towards pre-clinical and clinical development in therapeutic areas that address broad unmet medical needs, in both acute and chronic settings. There are many well-studied genes that have been associated with numerous diseases but have been difficult to target with conventional medicinal chemistry or traditional modalities involving both large and small molecules. We believe RNAi technology may play an important role in targeting these genes and potentially treating the related diseases and disorders. We plan on pursuing disease areas with the goal of creating multiple clinical development program opportunities, either through independent internal efforts at the company or in conjunction with partners through various collaborations and partnerships with pharmaceutical or biotechnology companies.
     We believe that we have created and established a strong intellectual property portfolio. We have secured exclusive and nonexclusive licenses from both academic institutions and commercial entities to certain issued and pending patents and patent applications covering RNAi technologies in the following three categories: (i) therapeutic targets, (ii) chemistry and configurations of RNAi compounds and (iii) formulation and delivery of RNAi compounds within the body. We have also filed patents based on our internal discoveries in the each of the areas mentioned above, which enables us to further strengthen our broad intellectual property portfolio.
     Our founding scientists recognized that the key to therapeutic success with RNAi lies in delivering intact RNAi compounds to the target tissue and the interior of the target cells. To accomplish this, we are developing a comprehensive platform that includes local, systemic and oral delivery approaches that give rise to target silencing after RNAi compound administration. We work with chemically synthesized RNAi compounds that we believe are optimized for stability and efficacy. We endow these compounds with favorable delivery profiles and properties either by covalent chemical modification or combination with appropriate formulations to achieve optimal delivery to specific target tissues.
Local Delivery
     The local delivery method may avoid some hurdles associated with systemic approaches such as rapid clearance from the bloodstream and inefficient extravasation (e.g. crossing the endothelial barrier from the blood stream). The sd-rxRNA molecules have unique properties which improve tissue uptake in local delivery models. We have studied sd-rxRNA molecules in a rat model of dermal delivery. Direct application of sd-rxRNA with no additional delivery vehicle to compromised skin (incision introduced) demonstrates that target gene silencing can be measured after topical delivery. We have also injected sd-rxRNA to the skin layers and observed efficient uptake and target gene silencing. The dose levels required for these direct injection methods are small and suitable for clinical development suggesting that local delivery indications will be very accessible with the sd-rxRNA technology platform. Target tissues that are potentially accessible for local delivery using rxRNA compounds include lung, eye, skin, CNS, mucosal tissues, sites of inflammation, and tumors (locally).
Systemic Delivery
     Systemic delivery occurs when a drug accesses the tissue of interest through the circulatory system. In some cases, such as in targeting a treatment to the liver, the optimal route of delivery may be by a systemic route. We have a portfolio of systemic delivery solutions utilizing our RNAi therapeutic platforms. One novel approach involves the use of sd-rxRNA compounds. The self-delivering technology introduces properties required for in vivo efficacy such as cell and tissue penetration and improved blood clearance and distribution properties. Systemic delivery of these compounds to mice has resulted in gene specific inhibition at 50 mg/kg doses with no additional delivery vehicle required. In addition, we have developed novel nanotransporter formulations to aid in transport of RNAi compounds to both liver and various other target tissues in the body. These nanotransporters are chemically synthesized molecules that form nanometer-sized particles when mixed with RNAi compounds and alter the clearance, distribution and tissue penetration properties of the RNAi compounds. Delivery of RNAi compounds to the liver might be critical for the treatment of many diseases and using rxRNA in conjunction with such delivery vehicles has enabled us to demonstrate gene specific inhibition at low doses (1 mg/kg) in a mouse model after intravenous, systemic delivery. Target tissues that are potentially accessible using rxRNA compounds by systemic delivery approach include liver, lung, adipocytes, cardiomyocytes, bone marrow, sites of inflammation, tumors, vascular endothelium, and kidney.
Oral Delivery
     Most RNAi therapeutic products being developed today require recurring intravenous injections or other forms of administration which are not patient friendly. To address the desire for RNAi therapeutics with improved modes of administration, we are testing a novel formulation technology, Glucan Encapsulated RNAi Particles (GeRPs) that may allow our rxRNA compounds to be incorporated into orally administered pills. In research to date, the GeRP delivery system appears to be 5 to 250 times more potent than previous methods used for systemic delivery of RNAi therapeutics by intravenous injection. The GeRP system is very flexible and can either be used to administer a single RNAi compound, multiple RNAi compounds, or could potentially allow co-delivery of RNAi, DNA, protein and small molecule combinations.
Therapeutic Programs and Markets
     By utilizing our expertise in RNAi compound design and delivery, we intend to identify lead compounds to both tractable and intractable targets implicated in diseases that address broad unmet medical needs in both acute and chronic settings. The broad applicability of our RNAi therapeutic platform has the potential to enable delivery to various tissues in both a local setting as well as in a systemic setting. Target tissues that are potentially accessible using our rxRNA compounds in the context of a local delivery approach include lung, eye, skin, CNS, mucosal, sites of inflammation, and tumors (locally). Similarly, target tissues that are potentially accessible using our rxRNA compounds in the context of a systemic delivery approach include liver, lung, adipocytes, cardiomyocytes, bone marrow, sites of inflammation, tumors, vascular endothelium, and kidney. We will continue to focus our efforts selecting targets to prosecute internally, and as we identify relevant compounds, we intend to begin preclinical development in specific areas as appropriate.
Corporate Information
     Our principal executive offices are located at 60 Prescott Street, Worcester, MA 01605, and our phone number is (508) 767-3861.

RISK FACTORS
     Investing in our securities involves risks. You should consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed on March 31, 2010 with the SEC, which is incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks were to occur, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.
FORWARD-LOOKING STATEMENTS
     This prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of RXi to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any projections of financing needs, revenue, expenses, earnings or losses from operations, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning product research, development and commercialization plans and timelines; any statements regarding safety and efficacy of product candidates; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. In addition, forward-looking statements may contain the words “believe,” “anticipate,” “expect,” “estimate,” “intend,” “plan,” “project,” “will be,” “will continue,” “will result,” “seek,” “could,” “may,” “might,” or any variations of such words or other words with similar meanings.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. You should read this prospectus and the documents that we reference in this prospectus with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this prospectus, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS
     The net proceeds from any sale of the Shares covered by this prospectus will be received by CytRx. We will not receive any proceeds from any such sale of the Shares offered by this prospectus.
     We will pay the costs and expenses relating to the offering by CytRx of the Shares, except that CytRx will bear any discounts and commissions relating to any sale of the Shares.
SELLING STOCKHOLDER
     The following table sets forth information with respect to the beneficial ownership of our common stock by CytRx as of May 21, 2010 after giving further effect to the offering of the Shares pursuant to this prospectus. Beneficial ownership is determined in accordance with SEC rules, and generally includes voting or investment power with respect to securities.
     CytRx, if it desires, may dispose of the Shares covered by this prospectus from time to time at such prices as it may choose. Before any stockholder other than CytRx may use this prospectus in connection with an offering of Shares, this prospectus must be amended or supplemented to include the name and number of Shares beneficially owned by the selling stockholder and the number of Shares to be offered. Any amended or supplemented prospectus also will disclose whether any selling stockholder named in that amended or supplemented prospectus has held any position, office or other material relationship with us or any of our predecessors or affiliates during the three years prior to the date of the amended or supplemented prospectus.

Beneficial Ownership Upon
	Beneficial Ownership of			Completion of this Offering
	Selling Stockholder			(Assuming all Shares
	Before this Offering		Number of Shares	Offered are Sold)
	Number of Shares	Percent	Being Offered	Number of Shares	Percent

CytRx Corporation	5,093,881	27.8%	5,093,881	0	0.0%
Arrangements with CytRx
     We were incorporated in April 2006 by CytRx and four founding members of our scientific advisory board for the purpose of pursuing the development or acquisition of RNAi-related technologies and assets. The President and Chief Executive Officer of CytRx, Steven A. Kriegsman, is a member of our Board of Directors. The Chairman of our Board of Directors, Sanford J. Hillsberg, is an attorney with TroyGould PC, which has represented CytRx since 2003.
Registration Rights Agreement
     On April 30, 2007, we also entered into a registration rights agreement with CytRx under which we agreed, upon CytRx’s request, to use our best efforts to cause to be registered under the Securities Act the RXi shares originally issued to CytRx pursuant to our contribution agreements with CytRx. Pursuant to the registration rights agreement, we also granted to CytRx “piggyback” registration rights entitling CytRx to include its RXi shares in any registration statement filed by us with the SEC. The offer and sale of the Shares have been included in the registration statement of which this prospectus is a part pursuant to CytRx’s exercise of its piggyback registration rights.
Reimbursement Agreements
     On December 27, 2007, we entered into a letter agreement with CytRx under which we and CytRx agreed to a “fee-sharing” arrangement for expenses arising from the preparation of the registration statement for our initial public offering, and our application for the listing of our common stock on the Nasdaq Capital Market. Pursuant to this agreement, we agreed to reimburse CytRx an amount equal to the sum of (i) $30,000 plus (ii) 50% of the total relevant fees and expenses paid by CytRx to certain financial services professionals. Also under this agreement

CytRx agreed to reimburse us 50% of the total relevant fees and expenses paid by us to our financial printer, our transfer agent and our legal counsel. There are no further payments or obligations owed in accordance with this letter agreement.
Stockholder and Preemptive Rights Agreement
     On February 15, 2007, we entered into a letter agreement with CytRx and certain of our current stockholders. Under this letter agreement, we agreed to grant to CytRx preemptive rights to acquire any new securities that we propose to sell or issue so that CytRx may maintain its percentage ownership of us. The preemptive rights will expire on January 8, 2012, or such earlier time at which CytRx owns less than 10% of our outstanding common stock. Under this letter agreement, CytRx also undertakes to vote its shares of our stock in the election of our directors and dispose of their shares of our stock in accordance with the terms of its letter agreement with UMMS. CytRx has further agreed in this letter agreement to approve of actions that may be adopted and recommended by our Board of Directors to facilitate any future financing. We amended this letter agreement on July 28, 2008 to adjust certain non-material terms.
Stock Redemption Agreement
     On March 22, 2010, we entered into a stock redemption agreement with CytRx. Pursuant to this agreement, we agreed to use 25% of the net proceeds from a registered direct offering to certain investors which closed on March 26, 2010 to repurchase from CytRx a number of shares of our common stock held by CytRx (the “CytRx Shares”) equal to 25% of shares of our common stock that we sold in the registered direct offering. We are also required to use 25% of the proceeds from the exercise of warrants issued in the registered direct offering to repurchase from CytRx a number of CytRx Shares equal to 25% of shares we issue upon the exercise of such warrants. If any warrant issued in the registered direct offering is exercised, we are required to repurchase the CytRx Shares on the first business day after the exercise of such warrant.

PLAN OF DISTRIBUTION
     CytRx may, from time to time, sell, transfer, or otherwise dispose of any or all of the Shares on any stock exchange, market, or trading facility on which common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.
     CytRx may use any one or more of the following methods when disposing of the Shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with CytRx to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.
     The aggregate proceeds to CytRx from any sale of the Shares offered by it will be the purchase price of the Shares less discounts or commissions, if any. CytRx reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of Shares to be made directly or through agents. We will not receive any proceeds from any such sale.
     CytRx also may resell all or a portion of the Shares in open market transactions in reliance upon Rule 144 promulgated under the Securities Act of 1933, or the “Securities Act.”
     CytRx and any broker-dealers or agents that participate in the sale of the Shares may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. CytRx is subject to the prospectus delivery requirements of the Securities Act.
     We have agreed with CytRx to keep the registration statement, of which this prospectus constitutes a part, effective for up to 180 days, subject to certain extensions, or earlier if all of the Secondary Shares are sold prior to the end of such period.
     We will pay the costs and expenses relating to the offering by CytRx of the Shares, except that CytRx will bear any discounts and commissions relating to any sale of the Shares.

DESCRIPTION OF COMMON STOCK
     The following summary of the terms of our common stock is subject to and qualified in its entirety by reference to our charter and by-laws, copies of which are on file with the SEC as exhibits to previous SEC filings. Please refer to “Where You Can Find More Information” below for directions on obtaining these documents.
     As of May 21, 2010, we are authorized to issue 50,000,000 shares of common stock. As of May 21, 2010, we had 18,372,759 shares of common stock outstanding.
General
     The holders of our common stock are entitled to one vote for each share on all matters voted on by stockholders, including elections of directors, and, except as otherwise required by law or provided in any resolution adopted by our board with respect to any series of preferred stock, the holders of such shares possess all voting power. Our certificate of incorporation does not provide for cumulative voting in the election of directors. Subject to any preferential rights of any outstanding series of our preferred stock created by our board from time to time, the holders of common stock are entitled to such dividends as may be declared from time to time by our board from funds available therefore and upon liquidation are entitled to receive pro rata all assets available for distribution to such holders.
     Our common stock does not entitle the holders to any preemptive rights. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future. Under our agreement with CytRx, with some exceptions, CytRx has preemptive rights to acquire a portion of any new securities sold or issued by us so as to maintain their percentage beneficial ownership of us at the time of such sale or issuance.
Pursuant to a stock redemption agreement dated March 22, 2010 between us and CytRx, we are required to use 25% of the proceeds from the exercise of certain warrants that we issued in a March 2010 registered direct offering to repurchase from CytRx a number of shares of common stock, if any, held by CytRx equal to 25% of shares issued upon the exercise of such warrants. We issued warrants to purchase an aggregate of 540,000 shares of our common stock in the March 2010 registered direct offering. We estimate that we will be required to redeem up to 135,000 shares of common stock from CytRx for an aggregate price of $810,000 if all of the warrants issued in the March 2010 registered direct offering are exercised and CytRx owns such shares at the time.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.
Nasdaq Capital Market
     Our common stock is listed on the Nasdaq Capital Market under the symbol “RXII.”

LEGAL MATTERS
     The validity of the issuance of the securities offered hereby will be passed upon for us by Ropes & Gray LLP, Boston, Massachusetts. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
     The financial statements as of December 31, 2009 and 2008 and for the years then ended and for the cumulative period from inception (January 1, 2003) through December 31, 2009 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed a registration statement on Form S-3 with the SEC for the securities CytRx is offering by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
     We are required to file annual and quarterly reports, special reports, proxy statements, and other information with the SEC. We make these documents publicly available, free of charge, on our website at www.rxipharma.com as soon as reasonably practicable after filing such documents with the SEC. You can read our SEC filings, including the registration statement, on the SEC’s website at http://www.sec.gov. You also may read and copy any document we file with the SEC at its public reference facility at:
Public Reference Room
100 F Street N.E.
Washington, DC 20549.
     Please call the SEC at 1-800-732-0330 for further information on the operation of the public reference facilities.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement; provided, however, that we are not incorporating any information furnished under Item 2.02 or Item 7.01 of any current report on Form 8-K we may subsequently file. We hereby incorporate by reference the following documents:
•	our Annual Report on Form 10-K for the year ended December 31, 2009 filed with the SEC on March 31, 2010, including any amendment filed for the purpose of updating such Annual Report;

•	our Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2010 filed with the SEC on May 17, 2010;

•	our Current Report on Form 8-K filed with the SEC on March 23, 2010;

•	our Proxy Statement on Schedule 14A filed with the SEC on April 23, 2010; and

•	the description of our common stock contained in our registration statement on Form 8-A filed February 8, 2008, under the Securities Act, including any amendment or report filed for the purpose of updating such description.
     You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:
RXi Pharmaceuticals Corporation
60 Prescott Street
Worcester, MA 01650
Attention: Investor Relations
Phone: (508) 767-3861
     Copies of these filings are also available, without charge, through the “Investor Relations” section of our website (www.rxipharma.com) as soon as reasonably practicable after they are filed electronically with the SEC. The information contained on our website is not a part of this prospectus.

RXi Pharmaceuticals Corporation
5,093,881 Shares of Common Stock
PROSPECTUS
                    , 2010
Neither we nor CytRx has authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other expenses of Issuance and Distribution.
     The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered. All amounts shown are estimates, except the SEC registration fee. The registrant has agreed to pay these costs and expenses.

Securities and Exchange Commission registration fee	$1,565.36
Printing expenses	5,000	*
Legal fees and expenses	10,000	*
Accounting fees and expenses	5,000	*
Transfer Agent and Registrar fees	2,500	*
Miscellaneous	700	*

Total	$24,765.36	*

*	Estimated
Item 15. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that a court of competent jurisdiction shall determine that such indemnity is proper.
     Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.
     Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
     Our Amended and Restated Certificate of Incorporation provides that our directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. In addition, our Amended and Restated Certificate of Incorporation provides that we shall indemnify our directors to the fullest extent permitted by the laws of the State of Delaware. We have entered into an indemnification agreement with Noah D. Beerman, our President and Chief Executive Officer, that provides for indemnification and expense advancement to the fullest extent permitted by the laws of the State of Delaware. We may enter into indemnification agreements with our others directors and officers in the future.
     Our Amended and Restated Certificate of Incorporation provides that we may purchase and maintain insurance policies on behalf of our directors and officers against specified liabilities for actions taken in their
Item 16. Exhibits.
See Exhibit Index beginning on page II-7 of this registration statement.
Item 17. Undertakings.
     (a) The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, that:
     (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and
     (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     (C) Provided, further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
               (i) If the registrant is relying on Rule 430B:
     (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
               (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          (5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities,:
     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
               (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
               (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

               (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
               (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) The undersigned registrant hereby undertakes that: (i) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective; and (ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (d) If and when applicable, the undersigned registrant, hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.
     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Worcester, The Commonwealth of Massachusetts, on the 24th day of May, 2010.

RXI PHARMACEUTICALS CORPORATION
By:	/s/ Noah D. Beerman
	Name:	Noah D Beerman
	Title:	President, Chief Executive Officer and Director
POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Noah D. Beerman, Amy Tata and Marc A Rubenstein, and each of them singly, his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments and supplements (including post-effective amendments) to this Registration Statement on Form S-3, and any related Rule 462(b) registration statement or amendment thereto, to be filed by RXi Pharmaceuticals Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on May 24, 2010:

Signature	Title

/s/ Noah D. Beerman Noah D. Beerman	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Amy Tata Amy Tata	Principal Accounting Officer (Principal Financial and Accounting Officer)

Sanford J. Hillsberg	Director

/s/ Richard Chin Richard Chin	Director

/s/ Mark J. Ahn Mark J. Ahn	Director

/s/ Stephen S. Galliker Stephen S. Galliker	Director

/s/ Steven A. Kriegsman Steven A. Kriegsman	Director

/s/ Rudolph Nisi Rudolph Nisi	Director

EXHIBIT INDEX
     The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description
4.2	Form of Amended and Restated Certificate of Incorporation of RXi Pharmaceuticals Corporation(1)

4.3	Form of Amended and Restated By-laws of RXi Pharmaceuticals Corporation(1)

5.1	Opinion of Ropes & Gray LLP(2)

23.1	Consent of Ropes & Gray LLP (included in Exhibit 5.1)(2)

23.2	Consent of BDO Seidman, LLP(2)

24.1	Power of attorney (included on the signature page)

(1)	Filed as an Exhibit to the Company’s Registration Statement on Form S-1 filed with the Commission on October 30, 2007 (File No. 333-147009) and incorporated by reference herein.

(2)	Filed herewith.